SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC  20549

                          FORM 8-K

                      CURRENT REPORT
            Pursuant to Section 13 or 15(d) of
            The Securities Exchange Act of 1934

           Date of Report:  November 27, 1996
            (Date of earliest event reported)

                 LIDAK PHARMACEUTICALS
  (Exact name of registrant as specified in its charter)

                        CALIFORNIA
       (State or other jurisdiction of incorporation)

         0-18734                     33-0314804
(Commission File Number)           (IRS Employer
                                 Identification No.)

11077 North Torrey Pines Road, La Jolla, California 92037
    (Address of principal executive offices)     (Zip code)

                     (619) 558-0364
      (Registrants telephone number, including area code)

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Item 5.  OTHER EVENTS

On November 27, 1996, the Company announced that it had reacquired the from Bristol-Myers Squibb Company the rights to manufacture, market and sell n-docosanol 10% cream (LIDAKOL(R)) for the treatment of oral herpes and all other therapeutic indications in China, South and Central America, Australia and India, and portions of Asia.

Bristol-Myers Squibb retains exclusive rights to manufacture, market and sell LIDAKOL as a topical treatment for oral herpes in the United States, Mexico and Canada. LIDAK retains all rights to LIDAKOL in these countries for treatment of genital herpes and other potential topical and systemic uses, for which Bristol-Myers Squibb retains the right-of-first offer. Marketing rights to topical LIDAKOL are currently held in Europe, Africa and the Middle East by Yamanouchi Europe, B.V.; in Japan by Grelan Pharmaceuticals Co., Ltd.; in Korea by Boryung Pharmaceutical Co., Ltd.; and in Isreal by CTS Chemical Industries, Ltd.


                     SIGNATURES


          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                             LIDAK PHARMACEUTICALS

Date:  December 3, 1996     By:/s/David H. Katz
                             -----------------------
                               President  and  Chief   Executive
Officer